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EXHIBIT 21.1

SUBSIDIARIES OF REGISTRANT

NAME	JURISDICTION OF FORMATION
CM Intermediary, LLC	Delaware

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  EXHIBIT 21.1
SUBSIDIARIES OF REGISTRANT